Exhibit (h)(1)(a)

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Schedule A

9th AMENDMENT TO

FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated September 15, 2026 to the Fund Administration Servicing Agreement dated September 14, 2009 (the “Agreement”), as amended from time to time, is entered by and between Guinness Atkinson Funds, a Delaware statutory trust (the “Trust”) and Mutual Fund Administration, LLC, a California limited liability company (“MFAC LLC”).

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained in the Agreement, MFAC LLC and the Trust hereby agree as follows:

1.	Schedule B, as set forth below, constitutes the current schedule B to the Agreement.

2.	By executing below, the undersigned parties hereby agree that this amendment will remain effective through May 31, 2027.

MUTUAL FUND ADMINISTRATION, LLC

BY:
PRINTED NAME: Rita Dam
TITLE: Co-CEO

GUINNESS ATKINSON FUNDS

BY:
PRINTED NAME: James J. Atkinson, Jr.
TITLE: President

Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.

Schedule B

Fee Schedule1

Administration Services Fees:

-	See attached Services List

[ ]

1 Funds:

•	Guinness Atkinson Alternative Energy Fund
•	Guinness Atkinson Asia Focus Fund
•	Guinness Atkinson China & Hong Kong Fund
•	Guinness Atkinson Global Energy Fund
•	Guinness Atkinson Global Innovators Fund
•	Guinness Atkinson Smart Transportation & Technology ETF
•	Guinness Atkinson Asia Pacific Dividend ETF
•	Guinness Atkinson Dividend Builder ETF
•	Guinness Atkinson Real Assets Income ETF
•	Guinness Atkinson Post-Labor LeadersTM ETF
•	Guinness AtkinsonTM K-Beauty ETF
•	Guinness AtkinsonTM AI Drug Discovery ETF

Out-Of-Pocket Expenses

[ ]

[1]	Effective May 15, 2026.